Exhibit 4.2

EXECUTION VERSION

US$500,000,000 ADDITIONAL FACILITY T ACCESSION AGREEMENT

To:          Toronto Dominion (Texas) LLC as Facility Agent and TD Bank Europe Limited as Security Agent

From:      The persons listed in Schedule 1 to this Agreement (the Additional Facility T Lenders)

Date:       6 May 2009

UPC Broadband Holding B.V. (formerly known as UPC Distribution Holding B.V) -
€1,072,000,000 Term Credit Agreement dated 16 January 2004 as amended from time to time (the Credit Agreement)

1.             In this Agreement:

Additional Facility N Lender means each of the lenders under Facility N.

Facility N means the US$1,900,000,000 term loan facility made available under the Additional Facility Accession Agreements dated 11 May 2007 and 18 May 2007 respectively (each an Additional Facility N Accession Agreement).

Facility N Interest Period means the Interest Period which is current, at the Effective Date, in respect of the outstanding Advance (the Facility N Advance) under Facility N.

Facility T means the US$500,000,000 term loan facility made available under this Agreement.

Facility T Advance means a US dollar denominated advance made to UPC Financing by the Additional Facility T Lenders under Facility T.

Facility T Commitment means, in relation to an Additional Facility T Lender, the amount in US dollars set opposite its name under the heading “Facility T Commitment” in Schedule 1 to the counterpart of this Agreement executed by that Additional Facility T Lender, to the extent not cancelled, transferred, or reduced under the Credit Agreement.

Majority Facility T Lenders means Additional Facility T Lenders the aggregate of whose Facility T Commitments exceeds 66 2/3 per cent. of the aggregate of Facility T Commitments of all Additional Facility T Lenders.

2.             Unless otherwise defined in this Agreement, terms defined in the Credit Agreement shall have the same meaning in this Agreement and a reference to a Clause is a reference to a Clause of the Credit Agreement.  The principles of construction set out in Clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement.

3.             We refer to Clause 2.2 (Additional Facilities) of the Credit Agreement.

4.             This Agreement will take effect on the date on which the Facility Agent notifies UPC Broadband and the Additional Facility T Lenders that it has received the documents and evidence set out in Schedule 2 to this Agreement, in each case in form and substance satisfactory to it or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Majority Facility T Lenders (the Effective Date).

5.             We, the Additional Facility T Lenders, agree:

(a)           to become party to and to be bound by the terms of the Credit Agreement as Lenders in accordance with Clause 2.2 (Additional Facilities) of the Credit Agreement; and

(b)           to become party to the Security Deed as Lenders and to observe, perform and be bound by the terms and provisions of the Security Deed in the capacity of Lenders in accordance with Clause 9.3 (Transfers by Lenders) of the Security Deed.

6.             The Additional Facility Commitment in relation to an Additional Facility T Lender (for the purpose of the definition of Additional Facility Commitment in Clause 1.1 (Definitions) of the Credit Agreement) is its Facility T Commitment.

7.             Any interest due in relation to Facility T will be payable on the last day of each Interest Period in accordance with Clause 8 (Interest) of the Credit Agreement.

8.             The Availability Period for Facility T shall be the Effective Date.

9.             Facility T may be drawn by one Advance and no more than one Request may be made in respect of Facility T under the Credit Agreement.

10.           (a)           The first Interest Period to apply to the Facility T Advance will be a period equal to the period running from the Effective Date up to and including the last day of the Facility N Interest Period.

(b)           In respect of the first Interest Period only, LIBOR shall mean the LIBOR rate as determined in respect of the Facility N Interest Period.

11.           The Facility T Advances will be used for general corporate purposes and working capital purposes, including the repayment or prepayment of existing indebtedness.

12.           The Final Maturity Date in respect of this Facility T will be the earlier of:

(a)           31 December 2016; and

(b)           17 October 2013 (the Relevant Date) being the date falling 90 days prior to the date on which the UPC Holding B.V. issued bonds due 2014 (the Bonds) are currently scheduled to fall due, if on the Relevant Date, Bonds are outstanding in an aggregate amount equal to or greater than €250,000,000.

13.           The outstanding Facility T Advances will be repaid in full on the Final Maturity Date.

14.           The Margin in relation to Facility T is 3.50 per cent. per annum.

15.           The Borrower in relation to Facility T is UPC Financing.

16.           (a)           Provided that any upsizing of Facility T permitted under this paragraph will not breach any term of the Credit Agreement, Facility T may be upsized by any amount, by the signing of one or more further Additional Facility T Accession Agreements, that specify (along with the other terms specified therein) UPC Financing as the sole Borrower and which specify Additional Facility T Commitments denominated in US dollars, to be drawn in US dollars, with the same Final Maturity Date and Margin as specified in this Additional Facility T Accession Agreement.

(b)           For the purposes of this paragraph 16, references to Additional Facility T Lenders and Facility T Advances shall include Lenders and Advances made under any such further Additional Facility T Accession Agreement.

(c)                                  If the Borrower so requests, an Interest Period for a Facility T Advance will end on the same day as the current Interest Period for any other Facility T Advance denominated in the same currency as that Facility T Advance.  On the last day of those Interest Periods, those Facility T Advances will be consolidated and treated as one Facility T Advance.

17.           Each of UPC Broadband and UPC Financing confirms, on behalf of themselves and each other Obligor that the representations and warranties set out in Clause 15 (Representations and Warranties) of the Credit Agreement (with the exception of Clauses 15.6(a) (Consents), 15.10 (Financial condition), 15.12 (Security Interests), 15.13(b) (Litigation and insolvency proceedings), 15.14 (Business Plan), 15.15 (Tax liabilities), 15.16 (Ownership of assets), 15.18 (Works Council), 15.19 (Borrower Group Structure), 15.20 (ERISA), 15.24 (UPC Financing) and 15.25 (Dutch Banking Act)) are true and correct as if made at the Effective Date with reference to the facts and circumstances then existing, and as if each reference to the Finance Documents includes a reference to this Agreement.

18.           UPC Broadband further represents and warrants on the Effective Date that the execution and delivery by it of this Agreement and the performance of the transactions contemplated by this Agreement will not violate any agreement or instrument to which UPC Holding is a party or binding upon UPC Holding or any member of the Borrower Group or any assets of UPC Holding or any member of the Borrower Group’s assets, where such violation would or is reasonably likely to have a Material Adverse Effect.

19.           Each Additional Facility T Lender confirms to each Finance Party that:

(a)           it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and has not relied on any information provided to it by a Finance Party in connection with any Finance Document; and

(b)           it will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Additional Facility Commitment is in force.

20.           Each of the Additional Facility T Lenders agrees that without prejudice to Clause 26.3 of the Credit Agreement, each New Lender (as defined in the Novation Certificate referred to below) shall become, by the execution by the Facility Agent of a Novation Certificate substantially in the form of part 1 or part 2 of Schedule 3 to this Agreement, bound by the terms of this Agreement as if it were an original party hereto as an Additional Facility T Lender and shall acquire the same rights and assume the same obligations towards the other parties to this Agreement as would have been acquired and assumed had the New Lender been an original party to this Agreement as an Additional Facility T Lender.

21.           Each Additional Facility T Lender agrees to waive the notice period in respect of drawdown requests under Clause 5.1 (Delivery of Request) of the Credit Agreement in respect of this Facility T.

22.           The Facility Office and address for notices of each Additional Facility T Lender for the purposes of Clause 32.2 (Addresses for notices) of the Credit Agreement will be that notified by each Additional Facility T Lender to the Facility Agent.

23.           This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

24.           This Agreement may be executed in any number of counterparts, and by each party on separate counterparts.  Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

SCHEDULE 1

ADDITIONAL FACILITY T LENDERS AND COMMITMENTS

Additional Facility T Lender	Facility T Commitment (US$ )

Liberty Global Europe B.V.	500,000,000

Total	500,000,000

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

1.             Constitutional Documents

(a)           A copy of the constitutional documents of each Obligor (other than UPC Financing) and the partnership agreement of UPC Financing or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(b)           An extract of the registration of each Obligor established in the Netherlands in the trade register of the Dutch Chamber of Commerce.

2.             Authorisations

(a)           A copy of a resolution of the board of managing and, to the extent applicable, board of supervisory directors (or equivalent) and, to the extent that a shareholders’ resolution is required, a copy of the shareholders’ resolution of each Obligor:

(i)            approving the terms of and the transactions contemplated by this Agreement and (in the case of UPC Broadband) resolving that it execute the same (and, in the case of the Guarantors and the Charging Entities (as defined in the Security Deed) resolving that it execute the confirmation described at paragraph 4(a) below; and

(ii)           (in the case of UPC Broadband and UPC Financing) authorising the issuance of a power of attorney to a specified person or persons to execute this Agreement on its behalf and (in the case of the Guarantors and the Charging Entities (as defined in the Security Deed)) authorising the issuance of a power of attorney to a specified person or persons to execute the confirmation described in paragraph 4(a) below.

(b)           A specimen of the signature of each person authorised pursuant to its constitutional documents or to the power of attorney referred to in paragraph (a) above to sign this Agreement or the confirmation described in paragraph 4(a) below (as appropriate).

(c)           A certificate of an authorised signatory of UPC Broadband, each Guarantor and each Charging Entity certifying that each copy document specified in this Schedule and supplied by UPC Broadband, each Guarantor and each Charging Entity is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(d)           A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified UPC Broadband is necessary in connection with the entry into and performance of, and the transactions contemplated by, this Agreement or for the validity and enforceability of this Agreement.

3.             Legal opinions

(a)           A legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.

(b)           A legal opinion of Allen & Overy LLP, Dutch legal advisers to the Facility Agent, addressed to the Finance Parties.

(c)           A legal opinion of Allen & Overy LLP, New York legal advisers to the Facility Agent, addressed to the Finance Parties.

4.             Other documents

Confirmation (in writing) from (i) each of the Guarantors that its obligations under Clause 14 (Guarantee) of the Credit Agreement and (ii) each of the Charging Entities (as defined in the Security Deed) that the Security Interests granted to the Beneficiaries pursuant to the Security Documents and its obligations under the Finance Documents, shall continue unaffected and that such obligations extend to the Total Commitments as increased by the addition of Facility T and that such obligations shall be owed to each Finance Party including the Additional Facility T Lenders.

SCHEDULE 3

NOVATION CERTIFICATES

PART 1

NOVATION CERTIFICATE (CASH)

To:          [     ] as Facility Agent and [BORROWER]

From:      [THE EXISTING LENDER] and [THE NEW LENDER]                  Date: [          ]

UPC Broadband Holding B.V. - e1,072,000,000 Term Credit Agreement dated 16 January, 2004 (the Credit Agreement)

We refer to Clause 26.3 (Procedure for novations) of the Credit Agreement and clause 9.3 (Transfers by the Lenders) of the Security Deed.  Terms defined in the Credit Agreement or, if not defined in the Credit Agreement, the Additional Facility Accession Agreement between the Facility Agent, the Security Agent and the Additional Facility T Lenders dated [         ] 2009, have the same meaning in this Novation Certificate.

1.             We [             ] (the Existing Lender) and [     ] (the New Lender) agree to the Existing Lender and the New Lender novating all the Existing Lender’s rights and obligations referred to in the Schedule in accordance with Clause 26.3 (Procedure for novations) of the Credit Agreement and clause 9.3 (Transfers by the Lenders) of the Security Deed.

2.             The New Lender confirms that it is bound by the terms of the Additional Facility Accession Agreement as if it were an original party thereto as an Additional Facility T Lender and shall acquire the same rights and assume the same obligations towards the other parties to this Agreement as would have been acquired and assumed had the New Lender been an original party to this Agreement as an Additional Facility T Lender.

3.             The Facility Office and address for notices of the New Lender for the purposes of Clause 32.2 (Addresses for notices) are set out in the Schedule.

4.             This Novation Certificate may be executed in any number of counterparts, and by each party on separate counterparts.  Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart signature page of this Novation Certificate by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Novation Certificate.

5.             This Novation Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE

Rights and obligations to be novated

[Details of the rights and obligations of the Existing Lender to be novated.]

[New Lender]

[Facility Office	Address for notices for administrative purposes

Address for notices for credit purposes]

[Existing Lender]	[New Lender]	[ ]

By:	By:	By:

Date:	Date:	Date:

PART 2

NOVATION CERTIFICATE (CASHLESS)

To:	Toronto Dominion (Texas) LLC as Facility Agent and UPC Financing as Borrower

From:	Liberty Global Europe B.V. and [the EXISTING N LENDER / NEW T LENDER]

Date:       May 2009

UPC Broadband Holding B.V. - e1,072,000,000 Term Credit Agreement dated 16 January, 2004 (the Credit Agreement)

We refer to:

(a)	Clause 26.3 (Procedure for novations) of the Credit Agreement;

(b)	Clause 9.3 (Transfers by the Lenders) of the Security Deed;

(c)	the Additional Facility N Accession Agreements; and

(d)	the US$500,000,000 Additional Facility T Accession Agreement.

Terms defined in the Credit Agreement or, if not defined in the Credit Agreement, the Additional Facility N Accession Agreements, have the same meaning in this Novation Certificate.

1.             [                 ] (the Existing N Lender) agrees to novate and Liberty Global Europe B.V. (the New N Lender) agrees to accept novation on the Effective Date of all the Existing N Lender’s rights and obligations referred to in the Schedule in accordance with Clause 26.3 (Procedure for novations) of the Credit Agreement and clause 9.3 (Transfers by the Lenders) of the Security Deed.

2.             Liberty Global Europe B.V. (the Existing T Lender) agrees to novate and [                    ] (the New T Lender) agrees to accept the novation on the Effective Date of all the Existing T Lender’s rights and obligations referred to in the Schedule in accordance with Clause 26.3 (Procedure for novations) of the Credit Agreement and clause 9.3 (Transfers by the Lenders) of the Security Deed.

3.             The aggregate Existing N Commitment will be equal to the aggregate Existing T Commitment (each term as referred to in the schedule to this certificate). The Existing N Lender’s obligation to transfer the Existing N Commitment to the New N Lender and the Existing T Lender’s obligation to transfer the Existing T Commitment to the New T Lender, will each be deemed to be satisfied by the other, in each case on the Effective Date.

4.             The New N Lender confirms that it is bound by the terms of the Additional Facility N Accession Agreement as if it were an original party thereto as an Additional Facility N Lender and shall acquire the same rights and assume the same obligations towards the other parties to the Additional Facility N Accession Agreement as would have been acquired and assumed had the New Lender been an original party to the Additional Facility N Accession Agreement as an Additional Facility N Lender.

5.             The New T Lender confirms that it is bound by the terms of the Additional Facility T Accession Agreement as if it were an original party thereto as an Additional Facility T Lender and shall acquire the same rights and assume the same obligations towards the other parties to the Additional Facility T Accession Agreement as would have been acquired and assumed had the New Lender been an original party to the Additional Facility T Accession Agreement as an Additional Facility T Lender.

6.             This certificate shall take effect on the date of this certificate.

7.             For the purposes of this certificate, “Effective Date” means the date specified under the Facility Agent’s name in the relevant signature page to this Novation Certificate.

8.             Each party to this document agrees, the Facility Agent agrees on behalf of each Finance Party, and UPC Broadband Holding B.V. agrees on behalf of each Obligor, that this document is a Novation Certificate notwithstanding that its form is different to that required by the Credit Agreement or any Additional Facility N Accession Agreement.

9.             The New T Lender confirms that (in its capacity as Lender under the Credit Agreement) it approves the amendments to the Credit Agreement as set out in paragraph 3 (Amendments) of the draft Amendment Letter dated 27 April 2009 (with document number BK:11304423.1) to be entered into between (among others) UPC Broadband, UPC Financing and the Facility Agent (the Amendment Letter).

10.           This Novation Certificate is a Finance Document.

11.           This Novation Certificate may be executed in any number of counterparts, and by each party on separate counterparts.  Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart signature page of this Novation Certificate by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Novation Certificate.

12.           This Novation Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE

Rights and obligations to be novated:

25.	Existing N Lender

Existing N Commitment: US$[ ]

Assignee: New N Lender

2.	Existing T Lender

Existing T Commitment: US$[ ]

Assignee: New T Lender

[THE EXISTING N LENDER], as the Existing N Lender

By:
Name:
Title:

LIBERTY GLOBAL EUROPE B.V., as the New N Lender

By:
Name:
Title:

LIBERTY GLOBAL EUROPE B.V., as the Existing T Lender

By:
Name:
Title:

[THE NEW T LENDER], as the New T Lender

By:
Name:
Title:

UPC BROADBAND HOLDING B.V., as Obligors agent

By:
Name:
Title:

TORONTO DOMINION (TEXAS) LLC, as Facility Agent

By:
Name:
Title:

The Facility Agent confirms that the Effective Date is the date on which it countersigns this Novation Certificate.

SIGNATORIES

TORONTO DOMINION (TEXAS) LLC as Facility Agent

By: Authorized Signatory

06 May, 2009

TD BANK EUROPE LIMITED as Security Agent

By: Authorized Signatory

06 May, 2009

UPC BROADBAND HOLDING B.V.

By: Authorized Signatory

06 May, 2009

UPC FINANCING PARTNERSHIP

By: Authorized Signatory

06 May, 2009

ADDITIONAL FACILITY T LENDERS

LIBERTY GLOBAL EUROPE B.V.

By: Authorized Signatory

06 May. 2009